                                                                       EXHIBIT 5





                                March 23, 1995




SafeCard Services, Incorporated
3001 East Pershing Boulevard
Cheyenne, Wyoming  82001

Ideon Group, Inc.
7596 Centurion Parkway
Jacksonville, Florida 32256


Ladies and Gentlemen:

         We refer to the registration statement of SafeCard Services, Incorporated ("SafeCard") on Form S-4 filed with the Securities and Exchange Commission on March 24, 1995, covering the registration under the Securities Act of 1933, as amended, of up to 32,100,000 shares, $.01 par value (the "Shares"), of common stock of Ideon Group, Inc., a wholly-owned subsidiary of SafeCard ("Ideon"). Such registration statement is hereinafter referred to as the "Registration Statement". The Shares are to be issued to shareholders of SafeCard upon consummation of the merger of Ideon Merger Company, a wholly-owned subsidiary of Ideon, with and into SafeCard pursuant to the terms and subject to the conditions of the Plan of Reorganization and Agreement of Merger dated January 23, 1995 by and among SafeCard, Ideon and Ideon Merger Company (the "Reorganization Agreement").

         As counsel for Ideon, we have examined the Registration Statement and the Reorganization Agreement, and we are familiar with the proceedings taken by Ideon relating to them. We have also examined the Articles of Incorporation and the Bylaws of Ideon, and such Ideon records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion.

         Based on the foregoing, it is our opinion that the issuance of the Shares has been duly and validly authorized by Ideon and that the Shares, upon issuance in accordance with the terms of the Reorganization Agreement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of our name in the Registration Statement as counsel for Ideon who will pass upon the legality of the Shares and as having prepared this opinion and to the use of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name as counsel for Ideon and to the references to this firm in the joint Proxy Statement and Prospectus which constitutes part of the Registration Statement.

         In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                               Very truly yours,


                                               /s/ Mahoney Adams & Criser, P.A.
                                               MAHONEY ADAMS & CRISER, P.A.




                                      2